Exhibit 10.2
BELO 2004 EXECUTIVE COMPENSATION PLAN
AWARD NOTIFICATION
Participant:
Date of Grant:
Under the terms of the Belo 2004 Executive Compensation Plan (the “Plan”), you have been granted the following awards. All awards are effective on the Date of Grant set forth above and are subject to the applicable terms and conditions of the Plan, which are incorporated herein by reference. Your long-term incentive awards are described below.
1.	Stock Options

No. of shares:	___shares of Belo Series B Common Stock
Option exercise price:	$___per share
Vesting and exercise	___shares on and after [40% one year from grant date]
dates:	___shares on and after [30% two years from grant date]
___shares on and after [30% three years from grant date]
Expiration date:	The options will expire on, and may not be exercised after, [ten years from grant date]
Your right, if any, to exercise vested and unvested stock options upon your termination of employment is set forth in the termination guidelines attached as Appendix A to this Award Notification.
2.	Time-Based Restricted Stock Units (RSUs)*

No. of RSUs:
Vesting:	100% on the date of the annual earnings release for the year ending December 31, [three years following grant date]
Payment date:	Within 10 business days following the date of the annual earnings release for the year ending December 31, [three years following grant date]
Form of payment:	60% in shares of Belo Series A Common Stock; 40% in cash
Your right, if any, to payment with respect to your time-based RSUs upon your termination of employment is set forth in the termination guidelines attached as Appendix A to this Award Notification. Notwithstanding Appendix A, if you are an officer or key employee of Belo, your payment will be deferred for 6 months after termination of employment if necessary to comply with Section 409A of the Internal Revenue Code.

*	RSUs are referred to in the Plan as “Deferred Shares.”

3.	Performance-Related RSUs*

No. of RSUs to be	Target level of performance:
earned:	Minimum level of performance:
Below minimum level of performance: None Maximum level of performance:

Performance period:	January 1, [fiscal year following grant date] through December 31, [fiscal year following grant date]

Performance measures:	The same performance measures that are used for determining the amount of your [year of grant +1] bonus

Vesting:	Earned RSUs vest as follows:
33.3% on the annual earnings release date for the year ending December 31, [one year following grant date]
33.3% on the annual earnings release date for the year ending December 31, [two years following grant date]
33.3% on the annual earnings release date for the year ending December 31, [three years following grant date]

Payment dates:	Within 10 business days after Belo’s annual earnings release for [year of grant +1], [year of grant +2] and [year of grant +3], respectively

Form of payment:	60% in shares of Belo Series A Common Stock; 40% in cash
Your right, if any, to payment with respect to your performance-related RSUs upon your termination of employment is set forth in the termination guidelines attached as Appendix A to this Award Notification. Notwithstanding Appendix A, if you are an officer or key employee of Belo, your payment will be deferred for 6 months after termination of employment if necessary to comply with Section 409A of the Internal Revenue Code.
* RSUs are referred to in the Plan as “Deferred Shares.”
4.	Change in Control
In the event of a Change in Control as defined in the Plan, (i) all unvested stock options will vest and become exercisable immediately and (ii) all RSUs will vest immediately, with performance-related RSUs vesting at the higher of target or actual year-to-date results if the Change in Control occurs during the performance period. Vested RSUs will be paid at the earliest practicable date that payment may be made without violating any applicable provision of Section 409A of the Internal Revenue Code.

Belo 2004 Executive Compensation Plan Award Notification
Appendix A
Termination Guidelines for Stock Options and Restricted Stock Units
The following guidelines will determine the effect of a Participant’s termination of employment on the Participant’s outstanding stock options and restricted stock units (RSUs). For purposes of these Guidelines, a year of service will be determined in the same manner as a year of service under the Belo Savings Plan as amended from time to time.

		Time-Based	Performance-Related
Termination Reason	Stock Options	RSUs	RSUs

All options,
unvested and
Voluntary resignation	vested, are	Unvested RSUs are	Unvested RSUs are
	forfeited immediately	forfeited immediately	forfeited immediately

All options,
unvested and
Discharge for cause [1]	vested, are	Unvested RSUs are	Unvested RSUs are
	forfeited immediately	forfeited immediately	forfeited immediately

RSUs still subject
to performance
goals (within one
	Vesting is		year of grant) are
Retirement [2], Death	accelerated and	RSUs fully vest and	forfeited immediately.
or Long-Term	options remain	are paid as soon as	RSUs earned after the
Disability	exercisable for	practicable	one-year performance period
	original term of		become fully vested
	the option		and are paid as
soon as
practicable.

1	Cause is determined by the Compensation Committee.

2	Retirement is defined as at least age 55 with 3 or more years of service.

Belo 2004 Executive Compensation Plan Award Notification
Appendix A
Termination Guidelines for Stock Options and Restricted Stock Units

Termination Reason:	Stock Options	Time-Based RSUs	Performance-Related
Discharge without			RSUs
cause

Unvested options
Executive officers,	are forfeited
general managers	immediately.	Unvested RSUs are	Unvested RSUs are
and head of	Vested options	forfeited immediately	forfeited immediately
operating unit	remain exercisable
for one year from
date of termination.

Unvested options
are forfeited
immediately.
Participants with	Vested options	Unvested RSUs are	Unvested RSUs are
10 or more years of	remain exercisable	forfeited immediately	forfeited immediately
service	for one year from
date of termination.

Unvested options
are forfeited
Participants with	immediately.
more than 5 but	Vested options	Unvested RSUs are	Unvested RSUs are
less than 10 years	remain exercisable	forfeited immediately	forfeited immediately
of service	for six months from
date of termination.

Unvested options
are forfeited
immediately.
Participants with 5	Vested options	Unvested RSUs are	Unvested RSUs are
or fewer years of	remain exercisable	forfeited immediately	forfeited immediately
service	for three months
from date of termination.